UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2004 (October 6, 2004)

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 6, 2004, OPNET Technologies, Inc. (the “Company”) completed its acquisition (the “Acquisition”) of Altaworks Corporation. On October 12, 2004, the Company filed a Current Report on Form 8-K (the “Current Report”) to report the Acquisition. The purpose of this Amendment No. 1 to the Current Report is to file the financial statements and pro forma information required by Item 9.01.

The Company hereby amends Item 9.01 of the Current Report to read in its entirety as follows:

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The required financial statements are attached hereto on pages 3 through 22.

(b)	Pro Forma Financial Information

The required pro forma financial information is attached hereto on pages 23 through 28.

(c)	Exhibits

2.1*	Agreement and Plan of Merger, dated September 3, 2004, by and among OPNET Technologies, Inc., N Company Acquisition Corp. and Altaworks Corporation

23.1	Consent of Carlin, Charron & Rosen LLP

99.1* (1)	Press Release issued by the Company on October 6, 2004

*	Previously filed or furnished.
(1)	This exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed.

Item 9.01

(a)

ALTAWORKS CORPORATION

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Altaworks Corporation

Bethesda, Maryland

We have audited the accompanying balance sheets of Altaworks Corporation (the Company) as of September 30, 2004 and December 31, 2003, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the nine months ended September 30, 2004 and the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Altaworks Corporation as of September 30, 2004 and December 31, 2003, and the results of its operations and its cash flows for the nine months ended September 30, 2004 and the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Carlin, Charron & Rosen, LLP

Westborough, Massachusetts

December 16, 2004

ALTAWORKS CORPORATION

Balance Sheets

September 30, 2004 and December 31, 2003

Assets

	September 30, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$25,273	$892,406
Accounts receivable	266	96,595
Prepaid expenses	48,259	74,144

Total current assets	73,798	1,063,145

Property and equipment, at cost:
Computer equipment	2,040,133	2,040,533
Furniture and fixtures	673,293	673,293
Leasehold improvements	524,216	524,216
Purchased software	499,623	499,623

	3,737,265	3,737,665
Less: Accumulated depreciation and amortization	3,725,822	3,654,417

Net property and equipment	11,443	83,248

Other assets:
Software, net of accumulated amortization of $42,067 as of September 30, 2004 and $4,167 as of December 31, 2003	107,933	145,833

Security deposits	17,696	17,696

Total other assets	125,629	163,529

Total assets	$210,870	$1,309,922

Liabilities and Stockholders’ Deficit

Current liabilities
Accounts payable	$212,042	$100,516
Accrued expenses	672,102	170,196
Deferred revenue	83,420	73,445
Advances from stockholders	15,000	—
Convertible demand notes payable to stockholders, including accrued interest	5,331,212	3,604,374

Total current liabilities	6,313,776	3,948,531

Commitments and contingencies - see note

Stockholders’ deficit:
Series A redeemable convertible preferred stock, $0.01 par value:
Authorized shares - 18,896,034
Issued and outstanding shares - 18,396,858 as of September 30, 2004 and December 31, 2003	26,859,415	26,859,415
Series B redeemable convertible preferred stock, $0.01 par value:
Authorized shares - 48,451,949
Issued and outstanding shares - 33,443,906 as of September 30, 2004 and December 31, 2003
Liquidation value approximately $17,018,000 at September 30, 2004	9,864,750	9,365,700
Common stock, $0.001 par value:
Authorized shares – 115,000,000
Issued and outstanding shares - 7,660,448 as of September 30, 2004 and December 31, 2003	7,660	7,660
Additional paid-in capital	73,587	73,587
Deferred compensation	—	(9,232)
Warrants	813,596	813,596
Treasury stock – 167,079 shares as of September 30, 2004 and December 31, 2003	(167)	(167)
Accumulated deficit	(43,721,747)	(39,749,168)

Total stockholders’ deficit	(6,102,906)	(2,638,609)

Total liabilities and stockholders’ deficit	$210,870	$1,309,922

See accompanying notes to financial statements.

Statements of Operations

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

	Nine months ended September 30, 2004	Year ended December 31, 2003
Revenues:
Software license revenues	$13,475	$71,371
Service revenues	93,782	55,973

	107,257	127,344

Cost of revenues
Software licenses	66,250	100,000
Services	414,804	495,784

	481,054	595,784

Gross loss	(373,797)	(468,440)

Operating expenses:
Research and development	1,699,243	2,532,726
General and administrative	481,607	786,871
Sales and marketing	696,621	1,418,138

	2,877,471	4,737,735

Loss from operations	(3,251,268)	(5,206,175)

Other income (expense)
Interest expense, net	(228,062)	(91,568)
Other	5,801	(27,542)

	(222,261)	(119,110)

Net loss	$(3,473,529)	$(5,325,285)

See accompanying notes to financial statements.

Statements of Changes in Stockholders’ Equity (Deficit)

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

	Series A Redeemable Convertible Preferred Stock		Series B Redeemable Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2003	18,396,858	$26,859,415	33,443,906	$8,700,300	7,655,448	$7,655
Issuance of common stock	—	—	—	—	5,000	5
Purchase of treasury stock	—	—	—	—	—	—
Deferred compensation related to issuance of stock options to non-employees
Amortization of deferred compensation
Accretion of Series B redeemable convertible preferred stock dividends	—	—	—	665,400	—	—
Net loss	—	—	—	—	—	—

Balance, December 31, 2003	18,396,858	26,859,415	33,443,906	9,365,700	7,660,448	7,660
Amortization of deferred compensation
Accretion of Series B redeemable convertible preferred stock dividends	—	—	—	499,050	—	—
Net loss	—	—	—	—	—	—

Balance, September 30, 2004	18,396,858	$26,859,415	33,443,906	$9,864,750	7,660,448	$7,660

See accompanying notes to financial statements.

	Additional Paid-in Capital	Deferred Compensation	Warrants	Treasury Stock		Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity (Deficit)
				Shares	Amounts
Balance, January 1, 2003	$45,443	$(5,991)	$813,596	142,079	$(142)	$(33,758,483)	$2,661,793
Issuance of common stock	195	—	—	—	—	—	200
Purchase of treasury stock	—	—	—	25,000	(25)	—	(25)
Deferred compensation related to issuance of stock options to non-employees	27,949	(27,949)					—
Amortization of deferred compensation		24,708					24,708
Accretion of Series B redeemable convertible preferred stock dividends	—	—	—	—	—	(665,400)	—
Net loss	—	—	—	—	—	(5,325,285)	(5,325,285)

Balance, December 31, 2003	73,587	(9,232)	813,596	167,079	(167)	(39,749,168)	(2,638,609)
Amortization of deferred compensation		9,232					9,232
Accretion of Series B redeemable convertible preferred stock dividends	—	—	—	—	—	(499,050)	—
Net loss	—	—	—	—	—	(3,473,529)	(3,473,529)

Balance, September 30, 2004	$73,587	$—	$813,596	167,079	$(167)	$(43,721,747)	$(6,102,906)

See accompanying notes to financial statements.

Statements of Cash Flows

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

	Nine months ended September 30, 2004	Year ended December 31, 2003
Cash flows from operating activities
Net loss	$(3,473,529)	$(5,325,285)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	111,435	744,908
Amortization of deferred compensation	9,232	24,708
Loss on disposal of property and equipment	938	10,455
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable from customers	96,329	(24,001)
Prepaid expenses	25,885	38,352
Security deposits	—	(3,556)
Increase (decrease) in:
Accounts payable	111,526	37,656
Accrued expenses	501,906	21,921
Deferred revenues	9,975	47,557

Net cash used for operating activities	(2,606,303)	(4,427,285)

Cash flows from investing activities
Acquisition of property and equipment	(2,668)	(11,013)
Proceeds from disposal of property and equipment	—	2,280
Acquisition of software	—	(150,000)

Net cash used for investing activities	(2,668)	(158,733)

Cash flows from financing activities
Principal repayments on line of credit	—	(333,334)
Advances received from stockholders	15,000	—
Proceeds from issuance of convertible demand notes to stockholders	1,726,838	3,604,374
Proceeds from issuance of common stock	—	200
Purchase of treasury stock	—	(25)

Net cash provided by financing activities	1,741,838	3,271,215

Net decrease in cash and cash equivalents	(867,133)	(1,314,803)
Cash and cash equivalents - beginning	892,406	2,207,209

Cash and cash equivalents - ending	$25,273	$892,406

Supplemental disclosures of cash flows information
Cash paid for interest	$495	$9,232

Summary of non-cash transactions
Accretion of Series B redeemable convertible preferred stock dividends	$499,050	$665,400
Deferred compensation related to issuance of stock options to non-employees	—	27,949

	$499,050	$693,349

See accompanying notes to financial statements.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

1.	Organization

Altaworks Corporation (the Company) was incorporated in Delaware on September 9, 1999. The Company develops e-commerce management software and network management service solutions. The Company operates as a single segment with operations in Nashua, New Hampshire.

During January 2002, the Company emerged from the development stage and commenced shipment of its product. The Company, however, continues to be subject to risks common to companies at its stage of development and in its industry including, but not limited to, the uncertainty of additional financing, competition from larger companies, uncertainty of successful development and market acceptance of products, difficulty of protecting proprietary technology, dependence on key personnel, and the uncertainty of future profitability. The Company has incurred a net loss for the nine months ended September 30, 2004 and the year ended December 31, 2003. The Company has funded losses principally through equity and debt financings. Also see Note 9.

2.	Summary of Significant Accounting Policies

The accompanying financial statements reflect the application of certain accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company derives revenues from the licensing of its product, the sale of software support and maintenance contracts and the performance of consulting, installation and training services.

Software license revenue recognition is governed by the provisions of Statement of Position (SOP) No. 97-2, Software Revenue Recognition, and SOP No. 98-9, Modification of SOP No. 97-2, Software Revenue Recognition, with Respect to Certain Transactions. For software license arrangements, the Company recognizes revenue when: (1) it enters into a legally binding arrangement with a customer for the license of software; (2) it delivers the products or performs the services; (3) customer payment is deemed fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is probable.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

When several elements, including software licenses, software license updates and technical support, and professional services, are sold to a customer through a single arrangement, the revenues from such multiple-element arrangements are allocated to each element based upon the residual method, whereby the fair value, as determined in reliance on vendor-specific objective evidence (VSOE), of the undelivered elements of the arrangement is deferred and revenue is recognized for the delivered elements when the criteria set forth in SOP No. 97-2 are met.

Revenues from software support and maintenance contracts are recognized ratably over the term of the contract. Revenues from the performance of consulting, installation and training services are recognized when the services are performed or upon delivery of milestones, if applicable.

Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful collections. In determining the allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicate the entire face amount of a portfolio of accounts receivable may not be collectible is considered at each balance sheet date. No allowance was deemed necessary at September 30, 2004 and December 31, 2003.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of 90 days or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related asset, or, in the case of leasehold improvements, over the remaining term of the related lease if shorter. Depreciation and amortization expense on property and equipment totaled $73,535 and $740,741 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

Advertising Costs

The Company’s policy is to recognize the cost of advertising as it is incurred. Total advertising expense was $37,852 and $56,553 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

Shipping Fees

Shipping charges to customers are included in revenues; shipping costs are included in costs of sales.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

2.	Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

Financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and loans and notes payable. The estimated fair value of these financial instruments approximates their carrying value due to the short-term nature of these instruments.

Research and Development Costs

Research and development costs are charged to operations as incurred. In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, the costs for the development of new software and enhancements to such existing software are expensed as incurred until technological feasibility is established, at which time any additional qualified costs would be capitalized. The Company determined that technological feasibility is established upon completion of a working model. Because the Company believes its current process for developing software is completed concurrently with the establishment of technological feasibility, all software development costs have been expensed as incurred.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risks are principally cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with accredited financial institutions. Concentrated credit risk with respect to accounts receivable is limited to large, creditworthy customers. The Company has not experienced significant losses related to receivables from individual customers or groups of customers in any specific industry or geographic area.

During the nine months ended September 30, 2004, there were three customers who individually comprised greater than 10% of total revenue and who collectively comprised 95% of total revenue. During the year ended December 31, 2003, there were three customers who individually comprised greater than 10% of total revenue and who collectively comprised 76% of total revenue. There were no individual customers who comprised greater than 10% of total accounts receivable as of September 30, 2004. As of December 31, 2003, there were two customers who individually comprised greater than 10% of total accounts receivable and collectively comprised 84% of total accounts receivable. The loss of a significant customer would have a negative impact on the Company’s operating results.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

2.	Summary of Significant Accounting Policies (Continued)

Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive income (loss) and its components. Comprehensive loss includes net loss as well as other non-owner changes in stockholders’ equity. The Company’s comprehensive loss is equal to net loss for all periods presented.

Equity-Based Compensation

In January 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123, which provides alternative methods of transition for a voluntary change to a fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements for SFAS No. 123, Accounting for Stock-Based Compensation, to require prominent disclosures in annual financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has determined that it will continue to account for options granted under its stock-based compensation plans for employees (see Note 7) under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and has elected the disclosure-only alternative under SFAS No. 123, and the enhanced disclosures as required by SFAS No. 148. Under APB 25, when the exercise price of options granted under these plans equals the market price of the underlying stock on the date of grant, no compensation expense is required to be recognized.

Equity instruments issued to non employees are accounted for in accordance with SFAS No. 123 and Emerging Issues Task Force (EITF) 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN 46R). In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46R requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46R would be effective for the Company in the first quarter of fiscal 2005; however, it does not apply to the Company at this time.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

3.	Capitalized Software

During November 2003, the Company purchased certain software products for $150,000. The assets purchased include source and object code, documentation, trade names, service marks and copyrights, customer lists and rights to existing contracts and future sales of the software products. The Company has determined that the asset has a useful life of three years, and is amortizing the purchase price over this period using the straight-line method. Amortization expense on intangible assets totaled $37,900 and $4,167 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

Estimated future aggregate amortization expense is as follows:

Period ending	Amount
September 30, 2004	$50,000
September 30, 2005	50,000
September 30, 2006	7,933

$107,933

4.	Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax bases of assets and liabilities using enacted tax laws and rates that will be in effect when the differences are expected to reverse. Deferred income tax expense or benefit is based on changes in the asset or liability from period to period.

At September 30, 2004, the Company had net operating loss and tax credit carryforwards which may be used to offset future taxable income, if any. The carryforwards expire through 2024 and are subject to review and possible adjustment by the Internal Revenue Service. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of certain changes in Company ownership interests as defined.

The Company’s net deferred tax assets at September 30, 2004 and December 31, 2003 consist of the following:

	September 30, 2004	December 31, 2003
Net operating loss carryforwards	$39,000,000	$35,000,000
Tax credit carryforwards	1,200,000	1,100,000
Valuation allowance	(40,200,000)	(36,100,000)

Net deferred tax assets	$—	$—

The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that benefits will be realized. The Company has fully reserved any potential benefits based upon reasonable and prudent tax planning strategies and future tax projections.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

5.	Convertible Demand Notes Payable to Stockholders

On May 14, 2003, October 22, 2003 and December 19, 2003, the Company received approximately $3,514,000 in connection with the issuance of secured convertible notes to existing investors. The notes are secured by all business assets of the Company and bear an interest rate of 7%. Each note is convertible to preferred stock upon the closing of the issuance of shares of a new class or series of convertible preferred stock (New Preferred Stock) issued to investors for an aggregate purchase price, as defined, of at least $5,000,000 (a Qualified Financing). At time of such closing, the note and all accrued and unpaid interest as of such time convert automatically into such number of shares of New Preferred Stock as is determined by dividing the sum of the principal and accrued but unpaid interest on the note by the price paid per share of New Preferred Stock by the purchasers in the Qualified Financing. The notes are repayable on demand.

On March 22, 2004, June 15, 2004 and July 16, 2004, the Company received $1,500,000 in connection with the issuance of additional tranches of the secured convertible notes to existing investors. The notes are subject to the same terms and conditions as those issued during 2003.

Accrued interest on the notes at September 30, 2004 and December 31, 2003 was $319,443 and $90,703, respectively.

On September 3, 2004, the secured convertible notes were amended to provide that, immediately prior to the closing of the Acquisition Event (as defined in the amendment), the notes shall convert automatically into shares of the Series C Preferred Stock of the Company in accordance with the following sentence. Each note shall be converted into the number of shares of Series C Preferred Stock obtained by dividing the principal amount of the note by one-half the per share Series C Liquidation Preference Payment (as defined in the Amended and Restated Certificate of Incorporation of the Company, as amended) then in effect. Upon such conversion all payment obligations under the secured convertible notes shall be deemed paid in full, any other obligations under the notes shall be waived and the notes shall be cancelled. Also see Note 9.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

6.	Stockholders’ Equity

Redeemable Convertible Preferred Stock

The holders of the Series A and Series B Preferred Stock have the following rights:

Dividends

The holders of Series A and Series B Preferred Stock shall be entitled to receive dividends when and if declared by the Board of Directors at the same rate as dividends declared for holders of the Company’s common stock. Except with respect to the cumulative dividends on the Series B Preferred Stock, the holders of Series A and Series B Preferred Stock shall also be entitled to receive dividends when and if declared by the Board of Directors at the same rate as dividends declared for holders of the other Series of Preferred Stock. The holders of the Series B Preferred Stock shall be entitled to receive cumulative dividends in cash at a rate of 8% per share per annum only in the case of liquidation or redemption as defined. Cumulative preferred dividends unpaid as of September 30, 2004 and December 31, 2003 totaled $1,547,251 and $1,048,201, respectively. These unpaid dividends were included in Series B Preferred Stock, as reported.

Voting

The holders of Series A and Series B Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which they are convertible. Except as otherwise provided in the Company’s Amended and Restated Certificate of Incorporation, the holders of Series A and Series B Preferred Stock vote together with holders of Common Stock as a single class on all actions to be taken by the stockholders of the Company. The holders of Series A and Series B Preferred Stock, voting as a separate class, are entitled to elect three directors to the Board of Directors.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or in the event of the Company’s insolvency, or upon an Event (as defined in the Amended and Restated Certificate of Incorporation of the Company), (a) before any distribution or payment is made to (i) the holders of Series B Preferred Stock, Series A Preferred Stock or Common Stock, the holders of the Series B Preferred Stock are entitled to be paid $0.4974 per share, adjusted for certain events, as defined, plus (ii) any dividends declared or accrued but unpaid and (b) after the Series A Liquidation Preference Payment (as defined in the Amended and Restated Certificate of Incorporation of the Company) has been made in full to the holders of Series A Preferred Stock, all remaining assets available for distribution shall be distributed among the holders of the Series B Preferred Stock and Common Stock ratably in proportion to the number of Common Stock held by such holders and the number of shares of Common Stock into which each share of Series B Preferred stock held by such holders would be converted.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

6.	Stockholders’ Equity (continued)

After such liquidation payments have been made to the holders of the Series B Preferred Stock, the Series A Preferred Stock holders are entitled to be paid an amount equal to the greater of (a) (i) $1.46 per share, adjusted for certain events, as defined, plus (ii) any dividends declared but unpaid or (b) such amount per share as would have been payable had each such share been converted to common stock.

At September 30, 2004, the liquidation value of the Series A and Series B Preferred Stock is approximately $26,859,000 and $17,018,000, respectively.

Conversion

Each share of Series A and Series B Preferred Stock shall be converted at any time at the option of the holder into such number of shares of Common Stock as is determined by (i) multiplying the number of shares of Series A or Series B Preferred Stock to be converted by $1.46 in the case of Series A Preferred Stock, $0.2487 in the case of Series B Preferred Stock and (ii) dividing by $0.7945 in the case of Series A Preferred Stock and $0.2487 in the case of Series B Preferred Stock. All shares of Series A Preferred Stock and Series B Preferred Stock will automatically convert into shares of Common Stock upon (a) the closing of an initial public offering of the Company’s Common Stock at an offering price of not less than $1.24 per share and yielding aggregate gross proceeds to the Company of at least $25,000,000 or (b) the election of at least two-thirds in voting power of the then outstanding shares of Preferred Stock.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

6.	Stockholders’ Equity (Continued)

Mandatory Redemption

At any time after June 4, 2007, the holders of a majority of the Preferred Stock then outstanding may elect to cause the Corporation to redeem all of the shares of Preferred Stock then outstanding, in which event the Corporation shall redeem on the date 90 days after receipt of the redemption request and on the first and second anniversaries of the redemption date, a number of shares of Series A Preferred Stock and a number of shares of Series B Preferred Stock. The shares of Preferred Stock to be redeemed on any redemption date shall be redeemed by paying for each share in cash an amount equal to $1.46 per share of Series A Preferred Stock and $0.2487 per share of Series B Preferred Stock plus, the in case of each share, an amount equal to all dividends declared or accrued but unpaid thereon computed to such redemption date.

Common Stock

As of September 30, 2004, the authorized common stock of the Company consists of 115,000,000 shares, of which (i) 7,660,448 shares are issued and outstanding, (ii) 2,955,502 shares have been reserved for issuance upon exercise of outstanding stock options, (iii) 4,778,075 shares have been reserved for issuance under future option grants under the 1999 Stock Option and Incentive Plan, (iv) 549,176 shares have been reserved for issuance upon the exercise of common and Series A Preferred Stock warrants, and (v) 18,396,858 and 33,443,906 shares have been reserved for issuance upon the conversion of the Series A and Series B Preferred Stock, respectively.

The net loss applicable to common stock the nine months ended September 30, 2004 and the year ended December 31, 2003 is as follows:

	Nine months ended September 30, 2004	Year ended December 31, 2003
Net loss, as reported	$(3,473,529)	$(5,325,285)
Unpaid dividends on preferred stock	(499,050)	(665,400)

Net loss applicable to common stock	$(3,972,579)	$(5,990,685)

Founder Shares

In November 1999, the Company sold 6,575,000 shares of restricted common stock to the Company’s founding employees at par value, which represented the Company’s estimate of fair value at that date as determined by the Board of Directors. Under the terms of the restricted stock agreements, the Company has the right to repurchase the shares of common stock at the original purchase price unless certain length of employment conditions are met. The purchase rights lapse through 2004, as defined. The lapsing of the restrictions accelerates upon certain defined events.

Treasury Stock

Treasury stock is accounted for under the cost method.

Also see note 9.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

7.	The 1999 Stock Option and Incentive Plan

In November 1999, the Company’s Board of Directors approved the 1999 Stock Option and Incentive Plan (the 1999 Plan) which provides for the granting of stock options and other equity interests in the Company to employees, directors, consultants and advisors of the Company. Under the 1999 Plan, the Board of Directors may grant incentive and nonqualified stock options for the purchase of common stock, up to a maximum of 15,109,000 shares. At September 30, 2004, 4,778,075 shares were available for future grant under the 1999 Plan.

Option activity under the 1999 Plan for the year ended December 31, 2003 and the nine months ended September 30, 2004 is as follows:

Outstanding, January 1, 2003	6,979,534	$0.01-0.20	$0.06
Granted	2,720,000	0.04-0.04	0.04
Exercised	(5,000)	0.04-0.04	0.04
Canceled	(4,415,066)	0.01-0.20	0.06

Outstanding, December 31, 2003	5,279,468	0.01-0.20	0.05
Granted	100,000	0.04-0.04	0.04
Canceled	(2,423,966)	0.01-0.20	0.05

Outstanding, September 30, 2004	2,955,502	$0.01-0.20	$0.05

As previously discussed, the Company applies APB 25 and related interpretations in accounting for its incentive stock options. Accordingly, in instances where stock options having an exercise price below fair market are granted, the Company will recognize compensation expense equal to the intrinsic value of the option grant over the vesting period of the option. In this regard, because the exercise price of the stock option was equal to or greater than the fair market value, no compensation expense has been recorded.

The following tables illustrate the assumptions used and the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation. The Company has computed the pro forma disclosures required under SFAS No. 123 for all employee stock options granted using the Black-Scholes option-pricing model prescribed by SFAS No. 123.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

7.	The 1999 Stock Option and Incentive Plan (continued)

The assumptions used and weighted-average information for the nine months ended September 30, 2004 and the year ended December 31, 2003 are as follows:

	Nine months ended September 30, 2004	Year ended December 31, 2003
Risk-free rate	3.54%	2.38-3.89%
Expected dividend yield	—	—
Expected lives	7 years	7 years
Volatility	—	—

Had compensation costs been determined consistent with SFAS No. 123, the Company’s net loss would have been the following pro forma amounts:

	Nine months ended September 30, 2004	Year ended December 31, 2003
Net loss, as reported	$(3,473,529)	$(5,325,285)

Less: Total stock-based employee compensation expense determined under fair value-based method for all awards	(29,997)	(4,703)

Pro forma net loss	$(3,503,526)	$(5,329,988)

The weighted average grant date fair market value for options granted in the year ended December 31, 2003 was $.04 per share.

During 2003, the Company granted 5,409,375 nonqualified stock options to non-employees. As of September 30, 2004, the value of these options was determined to be $33,940. This amount was recorded as deferred compensation and charged over the vesting period of the options in accordance with EITF Issue 96-18, Accounting for Equity Instruments that are issued to other than Employees for Acquiring or in Conjunction with Selling Goods or Services. At the end of each financial reporting period prior to vesting, the value of these options and shares will be re-measured using then current fair value of the Company’s common stock. At that point, deferred compensation and non-cash compensation recognized during that period will be adjusted accordingly. Stock-based compensation expense related to these options and restricted common stock for the nine months ended September 30, 2004 and the year ended December 31, 2003 was $9,232 and $24,708, respectively.

ALTAWORKS CORPORATION

Notes to Financial Statements

For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

8.	Commitments

The Company leases its Nashua, New Hampshire facilities under an operating lease that expires in May 2005. The Company makes monthly rental payments of approximately $9,700, plus related service charges, under this lease. Future minimum payments under this lease at September 30, 2004 total approximately $68,000, which will be paid during the year ended September 30, 2005.

The Company has a sub-lease agreement with a third party in connection with this facility that expires in October 2004. The Company receives monthly payments of approximately $5,400 under this sub-lease. Future minimum receipts under this sub-lease at September 30, 2004 total approximately $5,400, which will be received during the year ended September 30, 2005.

The accompanying statement of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003 includes $69,392 and $151,804, respectively, of rent expense net of sub-lease income related to this lease.

9.	Subsequent Event

On October 6, 2004, OPNET Technologies, Inc. (OPNET), a public company and a provider of management software for networks and applications, acquired 100% of the outstanding stock of the company. The cash purchase price of $3,250,000 less certain Company expenses incurred in connection with the acquisition and any advances repayable to OPNET by the Company, as defined. At September 30, 2004 $453,588 advanced from OPNET in connection with the acquisition is included in accrued expenses.

Immediately prior to the closing, the convertible demand notes outstanding at that time were converted into 100,230,430 shares of Series C preferred stock, par value $0.01 per share. Upon the conversion, all payment obligations under the notes were deemed paid in full and the notes were cancelled. Each Series C preferred share was then converted into the right to receive an amount in cash determined by dividing the purchase price by the number of Series C preferred shares outstanding. Each common share, Series A preferred share and Series B preferred share issued and outstanding prior to the closing was cancelled and retired without payment of any consideration. All treasury stock outstanding immediately prior to the closing was cancelled and retired without payment of any consideration.

A new Series C of Redeemable Convertible Preferred Stock was created with 100,273,430 authorized shares and with attributes similar to those described in Note 6.

Item 9.01 (b) Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements for OPNET Technologies, Inc. (the “Company”) set forth below gives effect to the acquisition of Altaworks Corporation (“Altaworks”) via the merger of N Company Acquisition Corp., a wholly owned subsidiary of the Company (the “Transitory Subsidiary”), into Altaworks, pursuant to an Agreement and Plan of Merger dated September 3, 2004, by and among the Company, the Transitory Subsidiary, and Altaworks (the “Agreement”). The historical financial statements set forth below have been derived from, and are qualified by reference to the consolidated financial statements of the Company and Altaworks, and should be read in conjunction with those financial statements and the notes referred to below.

The unaudited pro forma condensed combined balance sheet data as of September 30, 2004 set forth below gives effect to the acquisition of Altaworks as if it occurred on September 30, 2004. The unaudited pro forma condensed combined statement of operations data for the fiscal year ended March 31, 2004 and for the six months ended September 30, 2004, combine the historical consolidated statements of operations of the Company and Altaworks, giving effect to the acquisition of Altaworks as if the transaction had occurred on April 1, 2003. The Company made pro forma adjustments to the historical consolidated financial information to give effect to events that are (i) directly attributable to the acquisition, (ii) expected to have a continuing impact on the combined results, and (iii) factually supportable.

OPNET Technologies, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2004

(In thousands, except per share data)

	OPNET Technologies	Altaworks Corporation	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$41,525	$25	$(3,450	){1}	$38,100
Marketable securities	42,888	—	—		42,888
Accounts receivable, net	9,665	—	—		9,665
Unbilled accounts receivable	2,221	—	—		2,221
Deferred income taxes, prepaid expenses and other current assets	3,056	49	—		3,105

Total current assets:	99,355	74	(3,450)		95,979
Property and equipment, net	6,134	11	—		6,145
Intangible assets, net	971	108	483	{1,3}	1,562
Goodwill	12,212	—	3,096	{1}	15,308
Deferred income taxes and other assets	1,602	18	—		1,620

Total assets	$120,274	$211	$129		$120,614

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,003	$212	$—		$1,215
Accrued liabilities	4,269	672	—		4,941
Deferred and accrued income taxes	133	—	—		133
Deferred revenue	13,376	83	—		13,459
Advances and convertible demand notes payable to stockholders	—	5,346	(5,346	){2}	—

Total current liabilities	18,781	6,313	(5,346)		19,748
Notes payable	300	—	—		300
Deferred rent	1,070	—	—		1,070
Deferred revenue	704	—	—		704

Total liabilities	20,855	6,313	(5,346)		21,822

Stockholders’ equity:
Preferred stock	—	36,724	(36,724	){2}	—
Common stock	26	8	(8	){2}	26
Additional paid-in capital	78,365	74	(701	){1,2,3}	77,738
Deferred compensation	(1)	—	—		(1)
Retained earnings	25,195	(43,722)	43,722	{2}	25,195
Accumulated other comprehensive (loss) income	(66)	—	—		(66)
Warrants	—	814	(814	){2}	—
Treasury stock	(4,100)	—	—		(4,100)

Total stockholders’ equity	99,419	(6,102)	5,475		98,792

Total liabilities and stockholders’ equity	$120,274	$211	$129		$120,614

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

OPNET Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended September 30, 2004

(In thousands, except per share data)

	OPNET Technologies	Altaworks Corporation	Pro Forma Adjustments		Pro Forma Combined
Revenues:
New software licenses	$13,785	$13	$—		$13,798
Software license updates & technical support	9,619	—	—		9,619
Professional services	7,597	94	—		7,691

Total revenues	31,001	107	—		31,108

Cost of revenues:
New software licenses	376	66	—		442
Software license updates & technical support	1,137	—	—		1,137
Professional services	4,761	415	—		5,176
Amortization of acquired technology	268	—	66	{3}	334

Total costs of revenues	6,542	481	66		7,089

Gross profit (loss)	24,459	(374)	(66)		24,019

Operating expenses:
Research and development	7,056	1,133	—		8,189
Sales and marketing	10,701	464	(464	){5}	10,701
General and administrative	3390	321	—		3,711

Total operating expenses	21,147	1,918	(464)		22,601

Income (loss) from operations	3,312	(2,292)	398		1,418
Interest and other income (expense), net	461	(148)	148	{4}	461

Income (loss) before provision for income taxes	3,773	(2,440)	546		1,879
Provision for income taxes	1,239	—	(625	){6}	614

Net income (loss)	$2,534	$(2,440)	$1,171		$1,265

Basic net income per common share	$0.13				$0.06

Diluted net income per common share	$0.12				$0.06

Weighted average common shares outstanding
Basic	20,109				20,109
Diluted	20,745				20,745

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

OPNET Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Fiscal Year Ended March 31, 2004

(In thousands, except per share data)

	OPNET Technologies	Altaworks Corporation	Pro Forma Adjustments		Pro Forma Combined
Revenues:
New software licenses	$28,164	$71	$—		$28,235
Software license updates & technical support	15,152	—	—		15,152
Professional services	13,137	56	—		13,193

Total revenues	56,453	127	—		56,580

Cost of revenues:
New software licenses	831	100	—		931
Software license updates & technical support	1,730	—	—		1,730
Professional services	7,510	496	—		8,006
Amortization of acquired technology	509	—	131	{3}	640

Total costs of revenues	10,580	596	131		11,307

Gross profit (loss)	45,873	(469)	(131)		45,273

Operating expenses:
Research and development	13,040	2,533	—		15,573
Sales and marketing	19,446	1,418	(1,418	){5}	19,446
General and administrative	5,717	787	—		6,504

Total operating expenses	38,203	4,738	(1,418)		41,523

Income (loss) from operations	7,670	(5,207)	1,287		3,750
Interest and other income (expense), net	594	(119)	119	{4}	594

Income (loss) before provision for income taxes	8,264	(5,326)	1,406		4,344
Provision for income taxes	2,506	—	(1,176	){6}	1,330

Net income (loss)	$5,758	$(5,326)	$2,582		$3,014

Basic net income per common share	$0.29				$0.15

Diluted net income per common share	$0.28				$0.15

Weighted average common shares outstanding
Basic	19,697				19,697
Diluted	20,650				20,650

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 6, 2004, OPNET Technologies, Inc. (the “Company”) completed the acquisition of Altaworks Corporation (“Altaworks”) via the merger of N Company Acquisition Corp., a wholly-owned subsidiary of the Company (the “Transitory Subsidiary”), into Altaworks, pursuant to an Agreement and Plan of Merger dated September 3, 2004, by and among the Company, the Transitory Subsidiary, and Altaworks (the “Agreement”). Immediately following the consummation of the merger, Altaworks became a wholly-owned subsidiary of the Company. As a result, the Company acquired all assets of Altaworks. Under the terms of the Agreement, the purchase price, including assumed liabilities, totaled approximately $3.5 million; the purchase price was paid in cash from the Company’s working capital.

The Company accounted for the acquisition using the purchase method of accounting. The Company is in the process of completing the purchase price allocation and expects to complete its analysis by the end of the third quarter of fiscal 2005. For purposes of completing the unaudited pro forma condensed combined financial statements, assumptions have been made to calculate an estimated purchase price allocation.

The accompanying unaudited pro forma condensed combined statements of operations for the fiscal year ended March 31, 2004 and for the six months ended September 30, 2004, combine the historical consolidated statements of operations of the Company and Altaworks, giving effect to the acquisition of Altaworks as if the transaction had occurred on April 1, 2003. The Company made pro forma adjustments to the historical consolidated financial information to give effect to events that are (i) directly attributable to the acquisition, (ii) expected to have a continuing impact on the combined results, and (iii) factually supportable.

The fiscal year end of Altaworks is December 31, whereas the fiscal year end of the Company is March 31. The pro forma condensed combined statements of operations for the fiscal year ended March 31, 2004 is derived from Altaworks’ consolidated statement of operations for the twelve months ended December 31, 2003, and the Company’s statement of operations for the twelve months ended March 31, 2004. The pro forma condensed combined statement of operations for the six months ended September 30, 2004 is derived from Altaworks’ statement of operations for the six months ended June 30, 2004, and the Company’s statement of operations for the six months ended September 30, 2004.

The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2004, is derived from Altaworks’ consolidated balance sheet as of September 30, 2004, and the Company’s consolidated balance sheet as of September 30, 2004, giving effect to the acquisition of Altaworks as if the transaction had occurred on September 30, 2004. The Company made pro forma adjustments to the historical consolidated financial information to give effect to events that are directly attributable to the acquisition.

The pro forma financial information should be read in conjunction with the:

•	Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements;

•	Company’s historical consolidated financial statements and notes included in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2004;

•	Company’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2004, and the quarterly period ended June 30, 2004; and

•	Altaworks’ historical financial statements for the nine months ended September 30, 2004, and for the year ended December 31, 2003 (included in this 8-K/A filing).

The pro forma financial information is based upon certain assumptions and estimates that are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

Pro forma adjustments for the unaudited pro forma condensed combined balance sheet as of September 30, 2004 and the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2004 and for the fiscal year ended March 31, 2004 are as follows:

{1}	These adjustments reflect the allocation of the total estimated purchase price and the excess cost over the fair value of net liabilities acquired on the Altaworks acquisition (as if the transaction occurred on September 30, 2004 for purposes of the unaudited pro forma condensed combined balance sheet and as of April 1, 2003 for purposes of the condensed combined statement of operations). An adjustment of approximately $108,000 was also made to reflect the elimination of Altaworks’ intangible asset associated with the purchase of the Commander product.

{2}	These adjustments reflect the settlement of convertible demand notes payable to stockholders of Altaworks in return for the issuance of Series C preferred stock in anticipation of the merger, the conversion of all Series C preferred stock of Altaworks into the right to receive cash in the merger, the cancellation and retirement of all other classes of stock of Altaworks in the merger without further consideration, the elimination of the accumulated deficit, and the issuance of 1,000 shares of Altaworks common stock at $0.01 par value.

{3}	This adjustment reflects amortization expense for amortization of acquired intangibles associated with the Altaworks acquisition.

{4}	This adjustment reflects the elimination of interest expense, as the Company funds all operations from working capital.

{5}	This adjustment reflects the elimination of sales and marketing expenses, as the Company will utilize its existing sales and marketing resources to market products acquired from Altaworks.

{6}	The pro forma tax provision was adjusted downward to reflect the benefit the combined group would have received from Altaworks’ losses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET TECHNOLOGIES, INC.

Date: December 28, 2004	By:	/s/ Mel Wesley
Mel Wesley
Chief Financial Officer (Acting)

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated September 3, 2004, by and among OPNET Technologies, Inc., N Company Acquisition Corp. and Altaworks Corporation

23.1	Consent of Carlin, Charron & Rosen, LLP

99.1*(1)	Press Release issued by the Company on October 6, 2004

*	Previously filed or furnished.
(1)	This exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed.